UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2009 (June 12, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 16, 2009 (the “Effective Date”), Premier Power Renewable Energy, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the
“Purchase Agreement”) with Vision Opportunity Master Fund, Ltd. (“Vision”). Pursuant to the Purchase Agreement, the Registrant sold to Vision 2,800,000 shares of Series B Convertible Preferred Stock (bearing no liquidation preference, no coupon payments, and no redemption rights) in exchange for the cancellation of 3,500,000 warrants, held by Vision, and $3,000,000 in cash. The cancellation of warrants resulted in the elimination of all the Registrant’s issued and outstanding warrants. The cancellation of the 3,500,000 warrants included (i) the cancellation by the Registrant of 4-year Series A Warrants issued to Vision on September 9, 2008 exercisable for an aggregate 1,750,000 shares of the Registrant’s common stock at $2.50 per share, and (ii) the cancellation by the Registrant of 4-year Series B Warrants issued to Vision on September 9, 2008 exercisable for an aggregate 1,750,000 shares of the Registrant’s common stock at $3.00 per share.

A copy of the Purchase Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Waiver of Series A Anti-Dilution Rights

In connection with the Purchase Agreement, Vision, a holder of the Registrant’s Series A Convertible Preferred Stock, agreed in writing (the “Waiver”) that no adjustment will be made to the conversion price of its Series A shares, which right is set forth in Section 7(b) of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed on September 10, 2008 with the Delaware Secretary of State (the “Series A Certificate”).  A copy of the Series A Certificate is filed with the Registrant’s Current Report on Form 8-K filed with the Commission on September 11, 2008.

A copy of the Waiver is filed with this report as Exhibit 10.2 and is incorporated by reference herein.  The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver.

Item 3.02  Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference. As set forth under Item 1.01 above, on June 16, 2009, the Registrant issued 2,800,000 shares of its Series B Convertible Preferred Stock to one investor. The investor represented that it was an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). The registrant relied upon the exemption from registration as set forth in Section 4(2) of the Act for the issuance of these securities.

Item 5.03  Amendments to Articles of Incorporation

On June 12, 2009, the Registrant filed a Certificate of Designation to fix the preferences, limitations, and relative rights of its Series B Convertible Preferred Stock with the Delaware Secretary of State.  A copy of such certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01  Exhibits

(d)      Exhibits

No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on June 12, 2009

10.1	Securities Purchase Agreement between the Registrant and Vision Opportunity Master Fund, Ltd., dated June 16, 2009

10.2	Waiver of Anti-Dilution Rights of Series A Preferred Stock by Vision Opportunity Master Fund, Ltd., dated June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: June 18, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President